Exhibit 4.14(b)

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of April 14, 2005 by and among by and among BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company"), Stellar McKim, LLC, a Delaware limited liability company (the "Investor") and Guzov Ofsink, LLC (the "Escrow Agent").

                                    RECITALS

     A. The Company is a corporation duly incorporated and validly existing under the laws of Delaware, with its principal executive offices at 6601 Owens Drive, Suite 115, Pleasanton, California 94588.

     B. The Investor is a limited liability company duly formed and validly existing under the laws of Delaware, with its principal executive offices at 600 Main Street, Suite 100, Stroudsburg, Pennsylvania 18360.

     C. The Company desires to sell to the Investor and the Investor desires to purchase from the Company, shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") on the terms and conditions set forth in this Agreement.

     D. The Company desires to issue and sell to the Investor and the Investor, desires to purchase from the Company, shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series A Preferred") on the terms and conditions set forth in this Agreement.

     E. The Investor has deposited $50,000 with the Company as a downpayment of the Purchase Price (as hereinafter defined), which deposit shall be non-refundable.

     ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Agreement To Purchase And Sell Shares

     1.1 Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of not less than (a) 72,000,000 shares of Common Stock and (b) 136,585 shares of Series A Preferred having the rights, preferences, privileges and restrictions as set forth in the Certificate of Designations, Preferences and Rights of the Series A Preferred of the Company to be authorized by the Board of Directors in the form attached hereto as Exhibit A and filed with the Secretary of State of the State of Delaware prior to the Closing (the "Certificate of Designations").

     1.2 Agreement to Purchase and Sell.

     (a) Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, forty one million four hundred eighty seven thousand nine hundred and twenty nine (41,487,929) shares of Common Stock (the "Purchased Common Shares"), at a price of $0.005144032922 per share, for an aggregate purchase price of $213,415. (the "Common Shares Purchase Price"); and the Company hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company, one hundred thirty-six thousand five hundred eighty-five (136,585) shares of Series A Preferred (the "Purchased Preferred Shares" and together with the Purchased Common Shares, the "Purchased Shares"), at a price of $1.00 per share, amounting to an aggregate purchase price of $136,585 (the "Preferred Shares Purchase Price" and together with the Common Shares Purchase Price, the "Purchase Price").

     (b) The rights, preferences, privileges and restrictions of the Purchased Preferred Shares are set forth in the Certificate of Designations. $300,000 of the Purchase Price payable at the Closing shall be paid by wire transfer of funds directly to a designated account of the Company for such purpose, provided that wire transfer instructions are delivered to the Investor at least one (1) business day prior to the date of the Closing. The $50,000 balance of the Purchase Price has been previously deposited by the Investor with the Company and upon the Closing shall be credited to the Investor in respect of the Purchase Price. Checkwriting or other funds disposition authority for the account designated by the Company to receive the $300,000 balance of the Purchase Price shall be given only to (i) such persons as shall be designated by the Investor and approved by the Company and (ii) for the exclusive purpose of satisfying at closing the legacy liabilities set forth in Exhibit F. The Company shall take all necessary corporate action at or prior to the Closing to cause such designees and only such designees to be so authorized.

     1.3 Closing.

     (a) Subject to the fulfillment of the conditions in Section 4.1 and 4.2, the closing of the transactions described in Section 1.2 (the "Closing") shall be held at the offices of the Escrow Agent, 600 Madison Avenue, 14th Floor, New York, New York 10022 at 10:00 a.m EDT on April 14, 2005, or at such other time and place as all the parties hereto may mutually agree (the "Closing Date").

     (b) Delivery. At the Closing, in addition to any items the delivery of which is made an express closing condition pursuant to Section 4.1 and 4.2, the Company will deliver to the Investor stock certificates representing the Purchased Shares against delivery of the Purchase Price payable by the Investor to the Company in accordance with Section 1.2(b) above.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Investor that, as of the Closing and, except as set forth on the Disclosure Schedule relating to such Closing attached hereto as Schedule I (the "Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1 Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Except as set forth in the Schedule of Exceptions, the Company and is qualified to do business and is in good standing (or has equivalent status in all relevant jurisdictions) in each jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition, business or operations. The Company has not given any powers of attorney which are in force as of the date hereof.

     2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

     (a) Preferred Stock. 3,000,000 shares of Preferred Stock, par value $.01 per share, of which 136,585 shares have been designated Series A Preferred; none of which are outstanding as of the date hereof; and all of which are to be issued and sold to the Investor hereunder; and

     (b) Common Stock. 72,000,000 shares of Common Stock, of which 15,350,468 shares are issued and outstanding as of the date hereof and 15,350,468 will be issued and outstanding immediately prior to the Closing which amount includes 62,500 shares to be issued at or near the closing date in an unrelated transaction.



     (c) Valid Issuance. The Purchased Shares that are being purchased by the Investor hereunder, in each case when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable securities laws and will be issued in accordance with applicable securities laws, including, without limitation, the Securities Act of 1933, as amended (the "Act"). Upon the approval by the stockholders of an amendment (the "Charter Amendment") of the Certificate of Incorporation of the Company to change the number of authorized shares of the Company's Common Stock (whether by reverse stock split or increase in the number of authorized shares or a combination of the foregoing) such that there shall be a sufficient number of shares of Common Stock to effect the conversion of all outstanding shares of Series A Preferred in accordance with the Certificate of Designations and filing of the Charter Amendment with the Delaware Secretary of State, the Common Stock issuable upon conversion of the Purchased Preferred Shares will be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable securities laws.

     (d) Other Rights. Except for the conversion privileges of the Series A Preferred and as set forth in the Schedule of Exceptions, there are no outstanding options, warrants, rights of any kind (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company or any subsidiary of the Company of any shares of its capital stock, including, without limitation, the Purchased Common Shares and Purchased Preferred Shares. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any of its subsidiaries.

     2.3 Subsidiaries. Except as set forth in the Schedule of Exceptions, the Company presently does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Neither the Company nor any subsidiary of the Company is a participant in any joint venture, partnership, or similar arrangement.

     2.4 Authorization. Other than approval of the Charter Amendment by the Company's common stockholders, all corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Certificate of Designations and any other agreements to be delivered at the Closing (collectively, the "Transaction Documents"), the performance of all obligations of the Company and hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Common Shares and the Purchased Preferred Shares being sold hereunder and the Common Stock issuable upon conversion of the Purchased Preferred Shares (together with the Purchased Common Shares and the Purchased Preferred Shares, the "Securities"), has been taken or will be taken prior to the Closing. This Agreement constitutes, and the other Transaction Documents, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

     2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the filing of a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") after the issuance of the Shares at the Closing and (iii) upon approval by the Company's common stockholders, the filing of the Charter Amendment with the Secretary of State of the State of Delaware.

     2.6 Offering. Subject to the truth and accuracy of the Investor's representations set forth in Sections 3.2 and 3.3 below, the offer, sale and issuance of the Purchased Shares as contemplated by this Agreement are exempt from the registration requirements of the Act and all other applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.7 Litigation. Except as set forth in the Schedule of Exceptions: There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its directors, officers or subsidiaries. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate; neither the Company nor any subsidiary of the Company has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under any bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

     2.8 Property Rights. The Company owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted and the Company has not received any notice of any conflict with or infringement of the rights of others. The Company does not own any patents nor are there pending any patent applications of the Company. Except as set forth in the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind granted by the Company or any subsidiary of the Company relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except for standard end-user agreements with respect to commercially readily available intellectual property such as "off the shelf" computer software. The Company has not received any communications alleging that the Company or any subsidiary of the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is there any reasonable basis therefor. The Company is not aware that any of its officers, employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted or that would prevent such officers or employees or consultants from assigning to the Company inventions conceived or reduced to practice in connection with services rendered to the Company. The Company does not believe it is or will be necessary to utilize any inventions of any Company employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

     2.9 Compliance with Other Instruments and Agreements. The Company is not in, nor shall the conduct of its business as currently or proposed to be conducted result in, any violation, breach or default of any term of its constitutional documents of the Company which shall include the Certificate of Incorporation of the Company, as amended to date, Certificate of Designations and the bylaws of the Company (collectively, the "Constitutional Documents"), or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any subsidiary of the Company is a party or by which it or any of its assets may be bound (collectively, the "Company Contracts") or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any subsidiary of the Company. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Constitutional Documents or any Company Contract, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

     2.10 Agreements; Action.

     Except as set forth in the Schedule of Exceptions:

     (a)There are no agreements, understandings or proposed transactions between or among the Company and any of its officers, directors or any other affiliates.

     (b)There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it or any its assets is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any subsidiary, (iii) provisions restricting or affecting the development, manufacture or distribution of any Company's or any of its subsidiary's products or services, or (iv) agreements not to compete with any person or entity or not to engage in any particular line of business.

     (c)The Company is not a party to nor is bound by any contract, agreement or instrument, or subject to any restriction under any of its Constitutional Documents that materially and adversely affects its business as now conducted or as currently proposed to be conducted, its properties or its financial condition.

     2.11 Related-Party Transactions. Except as set forth in the Schedule of Exceptions, neither any key employee, officer, former and current shareholder or director of the Company or, to the best of the Company's knowledge, member of his or her immediate family is indebted to the Company or any subsidiary of the Company, nor is the Company or any subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for accrued compensation, employee benefits, directors fees and reimbursable expenses itemized in the Schedule of Exceptions. The Company is not aware that any of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company or any of its subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any subsidiary of the Company. No officer, director or employee of the Company, and no member of the immediate family of any such person, is directly or indirectly interested in any material contract with the Company or any subsidiary of the Company.

     2.12 Compliance with Laws; Permits. Neither Company nor any subsidiary of the Company is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its or his business or the ownership of its properties which violation would materially and adversely affect the business, assets, prospects or financial condition of the Company. Other than the Charter Amendment, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents and the issuance and/or sale of the Securities hereunder, except such as has been, or will be, pursuant to the Transaction Documents, duly and validly obtained or filed. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.13 Environmental and Safety Laws. Except as set forth in the Schedule of Exceptions, neither the Company nor any subsidiary of the Company is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Company, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.14 Manufacturing and Marketing Rights. Except as set forth in the Schedule of Exceptions, neither the Company nor any subsidiary of the Company has granted rights to manufacture, produce, assemble, license, market or sell its products or services to any other person nor is the Company or any subsidiary bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services.

     2.15 Registration Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, except as to agreements which have expired or are the subject of a settlement agreement under which such rights have been terminated or irrevocably waived.

     2.16 Corporate Documents. The Company's current certificate of incorporation and bylaws, as amended, are and will be at Closing in the form attached hereto as Exhibit B.

     2.17 Financial Statements. The Company has delivered to the Investor an unaudited consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows at and for the nine months ended September 30, 2004, audited consolidated balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows at and for the fiscal years ended December 31, 2003 and December 31, 2002 and drafts of an audited consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows at for the fiscal year ended December 31, 2004 (the foregoing financial statements and any notes thereto are hereinafter referred to as the "Financial Statements"). Except as set forth in the Schedule of Exceptions: the Financial Statements in each case have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other; the Financial Statements fairly present in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments in the case of the unaudited Financial Statements; except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company; and except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     2.18 Solvency. Neither the Company nor any subsidiary of the Company has made a general assignment for the benefit of its creditors. Except as set forth in the Schedule of Exceptions, no proceeding has been or is instituted by or against the Company or any of its subsidiaries seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, winding up or reorganization, moratorium, arrangement, adjustment, protection, relief or composition of its debts under any applicable laws relating to bankruptcy, insolvency or reorganization.

     2.19 Books and Financial Records. All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each of the Company and its subsidiaries have been fully properly and accurately kept and completed in all material respects; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a substantially true and fair view of the financial, contractual and trading position of each such company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors, creditors and work-in-progress.

     2.20 Title to Property Assets. The Company and each of its subsidiaries has good and marketable title to its property and assets, free and clear of all liens and encumbrances other than liens relating to obligations arising under the Company's working capital facility with BFI Financeand the Notes (as such term is defined in Section 4.2 of this Agreement. With respect to the property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or actively used by the Company and its subsidiaries are in reasonable operating condition and repair (subject to ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used.

     2.21 Changes. Except as contemplated by this Agreement (including the Schedules hereto), and except as set forth in the Schedule of Exceptions, since December 31, 2004 there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

     (b) any material change in the contingent obligations of the Company and its subsidiaries by way of guarantee, endorsement, indemnity, warranty or otherwise;

     (c) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and its subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

     (d) any waiver by the Company or any subsidiary of a material right or of a material debt owed to it;

     (e) any material satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company or any subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or subsidiary (as such business is presently conducted and as it is proposed to be conducted);

     (f) any material change or amendment to a material contract or arrangement by which the Company, any subsidiary or any of their respective assets or properties is bound or subject;

     (g) any material change in any compensation arrangement or agreement with any employee of the Company or any subsidiary;

     (h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (i) except for any resignations arising under this Agreement, any resignation or termination of employment of any officer or key employee of the Company, and the Company is not aware of the impending resignation or termination of employment of any such officer or key employee;

     (j) any lien created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (k) any loans or guarantees made by the Company or any subsidiary of the Company to or for the benefit of the Company, its subsidiaries or any Company employees, officers or directors, or any members of their immediate families;

     (l) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any subsidiary, except for those incurred in the ordinary course of the Company's business (but not in excess of $25,000 individually and $75,000 in the aggregate) and in amounts which would not have a material adverse affect on the assets, condition, affairs or prospects of the Company, financially or otherwise;

     (m) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

     (n) any failure by the Company or any subsidiary to conduct business in the ordinary course, consistent with its past practices;

     (o) any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or any subsidiary (as such business is presently conducted and as it is currently proposed to be conducted); or

     (p) any agreement or commitment by the Company or any subsidiary to do any of the things described in this section.

     2.22 Employee Benefit Plans. Except as set forth in the Schedule of Exceptions, the Company does not have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974.

     2.23 Tax Returns, Payments and Elections. Except as set forth in the Schedule of Exceptions, the Company has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) ("Tax Returns") required pursuant to applicable law to be filed with any Tax Authority (as defined below), all such Tax Returns are accurate, complete and correct in all material respects, and the Company has timely paid all Taxes due; the Company is not aware that it has made any elections pursuant to any applicable Tax laws, rules and regulations (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on a consolidated basis on the Company and its subsidiaries, their respective financial condition, their respective business as presently conducted or proposed to be conducted or any of their respective properties or material assets; since their respective dates of incorporation, the Company and its subsidiaries have not incurred any Taxes, assessments or governmental charges other than in the ordinary course of business (which includes the Company realizing extraordinary gains or losses), and the Company has made adequate provisions on its respective books of account to the extent required by GAAP for all actual and contingent Taxes with respect to its consolidated business, properties and operations for such period; and the Company has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     2.24 Minute Books. The minute books of the Company provided to the Investor contain a reasonably complete summary of all meetings of directors and stockholders since the time of incorporation of the Company and do not reflect any material inaccuracy with respect to any transactions referred to in such minutes.

     2.25 Labor Agreements and Actions; Employee Compensation. Except as set forth in the Schedule of Exceptions, neither the Company not any subsidiary of the Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any subsidiary; there is no strike or other labor dispute involving the Company or any of its subsidiaries pending, or threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees; except for terminations arising under this Agreement, the Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any subsidiary, nor does the Company or any subsidiary of the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and each of its subsidiaries is terminable at the will of the Company or subsidiary. The Company and its subsidiaries have complied in all material respects with all applicable laws related to employment. Except as set forth in the Schedule of Exceptions, neither the Company nor any subsidiary of the Company is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

     2.26 Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     2.27 '34 Act Reports. None of the Company's filings with the U.S. Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

     2.28 Finders' Fee. No finder's fee is payable by the Company or any of its subsidiaries in connection with the consummation of this Agreement.

     2.29 Disclosure. The Company has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Purchased Shares. Neither this Agreement, the Disclosure Schedule nor any information provided to the Investor in connection with the transactions contemplated by this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.

     3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

     3.1 Authorization. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Investor has full power and authority to enter into this Agreement, and the person signing this Agreement on behalf of the Investor is authorized to do so and to bind Investor to carry out the transactions contemplated by this Agreement. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

     3.2 Purchase Entirely for Own Account. The Securities being purchased hereunder are being acquired for investment for the Investor's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

     3.3 Investment Experience. The Investor acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Investor has had full access to all the information Investor considers necessary or appropriate to make an informed investment decision with respect to the Securities. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to Investor or to which Investor had access.

     3.4 No General Solicitation. The Investor has not received any general solicitation or advertising regarding the offering of the Securities or entering into this Agreement.

     3.5 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with the limitations on resale imposed by the Act. The Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer its Securities in a public market unless they are registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption from such registration or qualification under the Act and state securities laws is available. Investor agrees that if the Investor continues to hold a controlling interests of the Company at such time, then if the Company desires to register any of its securities under the Act (except on Form S-4 or S-8 or equivalent forms), then the Investor shall request from the persons who will be issued securities under the proposed registration statement or whose securities will be covered for resale thereunder (the "Covered Persons"), that the Noteholders be granted piggyback registration rights with respect to the common stock to be issued to the Noteholders in connection with the transactions contemplated by this Agreement and to use its best efforts to cause the Company to grant such registration rights if all of such Covered Persons shall consent thereto. Neither the Investor nor the Company shall have any liability to any Noteholders if one or more of the Covered Persons shall not consent to the the granting of registration rights to the Noteholders as provided herein.

     3.6 Legends. It is understood that the certificates evidencing the Securities, in addition to any legend required by the Bylaws of the Company, will bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON THE COMPANY RECEIVING A WRITTEN OPINION FROM ITS COUNSEL, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

     4. CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING.

     4.1 Conditions to Closing. Subject to the terms hereof, the obligation of the Investor to purchase the Purchased Shares is subject to the fulfillment, to the satisfaction of the Investor on or prior to the Closing, of the following conditions:

     (a) Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct and complete in all material respects as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

     (b) Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     (d) Approvals, Consents and Waivers. The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body, and (ii) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance and sale of Purchased Shares.

     (e) Compliance Certificate. At the Closing, the Company shall deliver to the Investor a certificate, dated the date of the Closing, signed by the Company's chief executive officer certifying that, to his knowledge, the conditions specified in these Sections 4.1 and 4.2 have been fulfilled and stating that, to his knowledge and except as set forth in the Schedule of Exceptions, there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since December 31, 2004.

     (f) Securities Laws. The sale of the Securities to the Investor pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

     (g) Filing of Certificate of Designations. The Certificate of Designations shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors, and to the extent required, its shareholders, and shall have been duly filed with the Secretary of State of the State of Delaware, and shall be in full force and effect in the form attached hereto as Exhibit A.

     (h) Dividends. The Company shall not have declared, set aside or paid any dividends or made any other distribution of any Company assets in respect of any of the Company's capital stock, or directly or indirectly have redeemed, purchased or otherwise acquired any such stock since December 31, 2004.

     (i) Opinion of Company's Counsel. The Investor shall have received from counsel to the Company an opinions addressed to the Investor, dated the date of Closing, substantially in the form attached hereto as Exhibit C

     (j) Good Standing. The Investor shall have received certificates of corporate good standing with respect to the Company issued by the Secretaries of State of the States of Delaware and California.

     (k) Termination of Employment Agreement of Joseph Wagda. The Employment Agreement, dated as of February 1 2005 between the Company and Joseph Wagda ("Wagda") shall have been terminated effective 30 days after the Closing. Wagda hereby acknowledges that notice of termination of the agreement shall be deemed to have been given by the Company and received by Wagda at the Closing.

     4.2 Additional Conditions to the Closing. In addition to the conditions set forth in Section 4.1, the obligation of the Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of the Investor on or prior to the Closing Date, of the following conditions:

     (a) Execution of Transaction Documents. The Company shall have delivered to the Investor this Agreement duly executed by the Company and all other parties thereto (except for the Investor).

     (b) Directors and Officers. The Investor shall have received a list of the directors of the board of directors of the Company, and written evidence satisfactory to the Investor and its counsel that each of the current directors of the Company other than Joseph Wagda, shall have resigned ("Resigning Directors") effective on the later of the close of business on April 15, 2005 or one business day after the filing of the Company's 2004 annual report on Form 10-K, that Ian Scott-Dunne, one of the Investor's nominees, shall have been elected to the board of directors of the Company effective on the effective date of the resignation of the Resigning Directors, and that James Cahill, another of the Investor's nominees, shall have been elected to take office ten days after the Company shall both have filed an information statement prepared in accordance with SEC Rule 14f-1 and transmitted such information statement to all holders of record of the Common Stock. Effective on the later of the close of business on April 15, 2005 or one business day after the filing of the Company's 2004 Annual Report on Form 10-K, all of the officers of the Company other than Wagda shall have resigned and such persons as shall be designated by the Investor shall have been elected as officers of the Company. Wagda shall remain as the Chief Executive Officer and Acting Chief Financial Officer of the Company and shall sign the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 10-K") and the certifications required to be filed as exhibits thereto in such capacities. Effective on the later of the close of business on April 15, 2005 or one business day after the filing of the 2004 10-K, Wagda shall resign all offices he holds with the Company.

     (c) Sale and Amendment of Notes. Each of the following shall have occurred (collectively, the "Notes Sale and Amendment Transaction"): (i) The Investor shall have purchased all of the outstanding Series 1 Convertible Subordinated Promissory Notes (the "Notes") of BrightStar Information Technology Services, Inc. ("Services") for $860,000 in cash or shall have deposited in escrow with the Escrow Agent the cash purchase price for any Notes which have not yet been purchased because the Noteholder (as hereinafter defined) has not delivered to the Investor or the Company all of the the instruments and documents to be delivered by such Noteholder in connection with the sale of the Note; (ii) all of the former holders of the Notes (the "Noteholders"), the Company, Services, Integrated Controls, Inc. ("Controls"), Software Innovators, Inc. ("SII") and Software Consulting Services America, Inc. ("SCSAI") shall have executed and delivered the Amended April 1, 2005 Omnibus Agreement (as amended) re the Notes in the form attached hereto as Exhibit D (the "Amended Omnibus Agreement");
(iii) all of the Noteholders, the Company, Services, Controls, SII and SCSAI shall have executed and delivered to the Investor a Promissory Note and Security Agreement Assignment in the form attached hereto as Exhibit E; (iv) the Company shall have issued to the Noteholders an aggregate of 13,869,121 shares of Common Stock.

     The Company, Services and Investor hereby agree effective at Closing to amend the Notes to extinguish all conversion rights and extend the time for payment of principal and all interest accrued as of March 31, 2005 under the Notes to December 31, 2007.



     5. Conditions to the Company's Obligations at the Closing.

     The obligations of the Company under this Agreement with respect to the Investor are subject to the fulfillment at or before the Closing of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true and correct in all material respects as of such Closing.

     5.2 Payment of Purchase Price. The Investor shall have delivered to the Company the Purchase Price.

     5.3 Execution of Transaction Documents. The Investor shall have delivered to the Company this Agreement, duly executed by the Investor.

     5.4 Notes Sale Escrow and Amendment. The Investor shall have deposited with the Escrow Agent the Notes Purchase Price(as such term is hereinafter defined).

     6. Long-Stop Date. In the event that any condition to the Closing hereunder is not fulfilled or waived within sixty (60) days of the signing of this Agreement, this Agreement shall terminate. Notwithstanding any termination of this Agreement, the obligations of the parties specified in Article 8 shall continue unimpaired and in full force and effect, and such termination shall not relieve any party from any liability hereunder for any misrepresentation or for the breach of any warranty, agreement or obligation hereunder.

     7. Covenants.

     7.1 Investor's Appointment of Officers. So long as the Investor, together with any of its affiliates, holds at least 50% of the outstanding capital stock of the Company on an as converted to Common Stock basis (excluding shares issuable upon the exercise of outstanding warrants and options, if any), and subject to the exercise by the directors and officers of the Company of their fiduciary duties, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Investor, appoint, terminate, amend or reassign the job of the Chairman, Chief Executive Officer, Chief Financial Officer, Vice Presidents or any other employee with policymaking authority for the Company.

     7.2 Use of Proceeds. The Company shall use the Purchase Price paid to it to resolve and settle liabilities of the Company as of the Closing, as set forth on Exhibit F, which includes the Company's outstanding credit line, accrued payables, contingent liabilities and legal and accounting fees.

     7.3 Indemnification Provisions. The Company will comply with the indemnification provisions contained in its Certificate of Incorporation and By-laws to the extent that they are applicable in each case to its officers and directors, including former directors and officers.

     8. Escrow Provisions.

     8.1 The Company and Investor hereby appoint Escrow Agent as escrow agent for the Investor and the Noteholders in connection with the sale by the Noteholders to the Investor of their Notes pursuant to the Amended Omnibus Agreement, the delivery by the Noteholders of the warrant certificates being delivered by the Noteholders for cancellation by the Company (the "Noteholder Warrants") in connection with the sale to the Investor of the Notes, the certificates for the Common Stock being issued to the Noteholders in connection with the sale of the Notes (the "Noteholder Stock Certificates") and the payment to the Noteholders of the purchase price for the Notes (the "Notes Purchase Price") to be paid by the Investor in accordance with the terms and conditions set forth in the Omnibus Agreement and herein, and the Escrow Agent hereby accepts such appointment.

     8.2 With respect to each individual Noteholder, upon receipt by the Escrow Agent of the Notes, Noteholder Warrants (or other instruments which the Investor shall have given written notice to the Escrow Agent are acceptable to the Investor) and Noteholder Stock Certificates in connection with the sale of the Notes held by such Noteholder to the Investor, the Escrow Agent shall promptly deliver to such Noteholder, by check or wire transfer, the amount of the Notes Purchase Price to which such Noteholder shall be entitled as set forth in Exhibit G and the Noteholder Stock Certificate to which such Noteholder is entitled. In the event that the Company fails to deliver to the Escrow Agent prior to June 30, 2005 any one or more of the Notes, the Noteholder Warrants or the Noteholder Stock Certificates with respect to the sale of Notes by any one or more Noteholders (each a "Non-Delivering Noteholder"), upon receipt of written notice from the Investor, the Escrow Agent (without affecting the obligations of the Investor and the Noteholders pursuant to this Agreement and the Amended Omnibus Agreement) shall return the Notes Purchase Price to the Investor, the appropriate Notes and Noteholders Warrant to each Non-Delivering Noteholder to the address of such Non-Delivering Noteholder set forth on Exhibit G and the Noteholders Stock Certificate with respect to the Non-Delivering Noteholder to the Company..

     8.3 Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto, or to anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person, to perform such person's obligations under any such document. Except for amendments to this Agreement relating to escrowed funds or documents or instruments, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

     8.4 Escrow Agent shall not be liable to any party or anyone else for any action taken, or omitted to be taken by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent) statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unlesevidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

     8.5 Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent to the Company, the Investor or the Noteholders pursuant to the provisions hereof other than as to payment or delivery thereof in accordance with the terms hereof.

     8.6 Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to betaken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     8.7 Escrow Agent will be indemnified and held harmless by the Investor and the Company from and against all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to willful misconduct or gross negligence by Escrow Agent or breach of this Agreement by Escrow Agent, or the monies or other property held by it hereunder.



     9 Miscellaneous.

     9.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing through June 30, 2006 and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto shall be deemed to be representations and warranties by the Company.

     9.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     9.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

     9.4 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterparts or signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

     9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when a printed confirmation sheet verifying successful transmission of the facsimile is generated by the sender's machine, when sent by facsimile to the number set forth below; (c) five (5) business days after deposit in the mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) two (2) business days after deposit with internationally recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this
Section 8.6 by giving the other party written notice of the new address in the manner set forth above.


             To:       the Company

        Address:       6601 Owens Drive, Suite 115, Pleasanton, California 94588

      Attention:       Joseph Wagda, Chief Executive Officer

      Tele. No.:       925-224-7201

         Fax No.: 925-251-0001





           To:       Investor

      Address:       600 Main Street, Suite 100, Stroudsburg, Pennsylvania 18360


   Attention:        Ian Scott-Dunne

   Tele. No.:        570-517-3500 Fax No.: 570-426-1859



     9.7 Finder's Fee. (a) The Company hereby agrees to indemnify and to hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees or representatives is responsible.

     (b) The Investor hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

     9.8 Expenses. Irrespective of whether the Closing occurs, each party shall bear its own fees and expenses (including legal and financial advisor's fees).

     9.9 Amendments and Waivers. This Agreement can only be amended by a writing signed by each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party making the waiver.

     9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.11 Further Assurances. The Company and the Investor shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

     9.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                      COMPANY:

                      BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


                         By:____________________________________________________
                         Name:  ________________________________________________
                         Title:_________________________________________________

                      INVESTOR:
                      STELLAR MCKIM, LLC


                        By:_____________________________________________________
                        Name:  _________________________________________________
                        Title:__________________________________________________





                     ESCROW AGENT:

                         By:____________________________________________________
                        Name:  _________________________________________________
                       Title:___________________________________________________


                                                      As to Section 4.1(k) Only:



                                                     -----------------
                                                     Joseph A. Wagda

EXHIBIT A
                           CERTIFICATE OF DESIGNATIONS

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. (the "Company"), a company organized and existing under the General Corporation Law of the State of Delaware, does hereby certify, that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions, thereof, of One Hundred Thirty-Six Thousand Five Hundred Eighty-Five(136,585) shares of Series A Convertible Preferred Stock of the Company as follows:

     RESOLVED, that the Company is authorized to issue One Hundred Thirty-Six Thousand Five Hundred Eight-Five (136,585) shares of Series A Convertible Preferred Stock (the "Series A"), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights:



     1. No Dividends. The holders of the outstanding shares of Series A shall not be entitled to receive dividends.

      2. Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock by reason of their ownership thereof, for the Series A, an amount of $1.00 (the "Original Series A Issue Price") for each outstanding share of Series A. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 2(a).

          (b) For purposes of Section 2(a), a liquidation, dissolution or winding up of this Company shall be deemed to include (unless the holders of at least a majority of the voting power of the Series A then outstanding, voting together as a single class shall determine otherwise), (i) the acquisition of this Company by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Company), or any transaction or series of related transactions in which the Company's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving Company following such transaction or series of related transactions; or (ii) a sale of all or substantially all of the assets of this Company.

          (c) This Company shall give each holder of record of Series A written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Company has given the first notice provided for herein or sooner than ten (10) days after this Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A.

                  3. Redemption. Neither the Company nor the holders of Series A shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A.

                  4. Conversion at Option of the Holder. The holders of the Series A shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share, but only to the extent that there shall be authorized a sufficient number of shares of the Company's Common Stock, par value, $.001 per share ("Common Stock") to issue to the holder upon such conversion, at the office of this Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price in effect on the date the certificate is surrendered for conversion. The initial Conversion Price shall be equal to $.000282922; provided, however, that the Conversion Price shall be subject to adjustment as set forth in Section 4(c).

          (b) Mechanics of Conversion. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Series A, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

           (c) Conversion Price Adjustments of Series A. The Conversion Price of the Series A shall be subject to adjustment from time to time as follows:

               (i) In the event this Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                (ii) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a reverse stock split or combination of the outstanding shares of Common Stock, then, following the record date of such reverse stock split or combination, the Conversion Price for the Series A shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                 (iii) In the event this Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Section 4(c), the holders of each series of Series A shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Company into which their shares of Series A are convertible as of the record date fixed for the determination of the holders of Common Stock of this Company entitled to receive such distribution.

              (iv) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination transaction provided for elsewhere in this Section4(c)) ,provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of such series of Series A the number of shares of stock or other securities or property of this Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of each series of Series A after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A) shall be applicable after that event as nearly equivalent as may be practicable.

         (d) No Impairment. This Company will not, by amendment of this Certificate of Designation or the Certificate of Incorporation of the Company or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A against impairment.

         (e) No Fractional Shares and Certificate as to Adjustments,

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of Series A. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Series A pursuant to this Section 4, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Series A, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A.

                  (f) Notices of Record Date. In the event of any taking by this Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Company shall mail to each holder of Series A, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (g) Authorization of Additional Common Stock Issuable Upon Conversion. This Company shall use its best efforts to take all required actions to hold a meeting of stockholders on or prior to June 30, 2005 to consider and approve an amendment of the Certificate of Incorporation of the Company to change the number of authorized shares of the Company's Common Stock (whether by reverse stock split or increase in the number of authorized shares or a combination of the foregoing) such that there shall be a sufficient number of shares of Common Stock to effect the conversion of all outstanding shares of Series A and at at all times thereafter reserve and keep available out of its authorized, but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A; and if at any time the number of authorized, but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, in addition to such other remedies as shall be available to the holder of such Series A, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

          5. Voting Rights and Election of Series A Director in Certain Circumstances; Board Observer Rights.

                 (a) Multiple Votes. The holders of Series A shall have the right to such number of votes per Share of Series A as shall equal to the number of shares of Common Stock which shall then be issuable upon conversion of such Share, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Such holders shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Company.

                  (b) Certain Approval Rights. So long as any Shares of
Series A are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A voting separately as a single class, (i) alter or change, whether by amendment of the Certificate of Incorporation of the Company, merger, consolidation or otherwise, the rights, preferences or privileges of the Series A or the Common Stock so as to affect adversely such shares of Series A; or (ii) directly, or through any direct or indirect subsidiary of the Company. issue any preferred stock or securities convertible into any equity securities of the Company.

                  (c) No Other Preferred Stock. So long as any Shares of Series A are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds of the then outstanding shares of Series A voting separately as a single class, issue any shares of any other series of Preferred Stock.

         6. Limitations Upon Disposition. The Series A Shares issuable pursuant to this Certificate and the shares of Common Stock issuable upon conversion of such Series A Shares (collectively the "Securities"), if not registered by the Company under the Securities Act of 1933, as amended (the "Act"), may not be sold or offered for sale in the absence of an effective registration statement as to the Securities under the Act, or an opinion of counsel satisfactory to the Company that such registration statement is not required. The above restrictions in this Section 6 shall be contained in a legend to be placed upon each of the Series A Share certificates at the time of distribution of the Securities and a stop transfer order may be placed on such Securities by the Company. In addition, each Series A certificate shall bear the following legend:

         ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.


         7. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

           8. Notices._ Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given at the address then set forth in the Company's records.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Joseph Wagda, its Chief Executive Officer, as of _____ day of April, 2005.


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                            By:  __________________________
                                                Name:    Joseph Wagda
                                                Title:   Chief Executive Officer

                                    EXHIBIT B
             CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY

                                    EXHIBIT C











         April __, 2005

         To:      Stellar McKim LLC



         Ladies and Gentlemen:

         We have acted as counsel to BrightStar Information Technology Group, Inc., a Delaware corporation ("BrightStar"), in connection with the transactions contemplated by that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April __, 2005 by and among BrightStar, Stellar McKim, LLC, a Delaware limited liability company (the "Investor"), and Guzov Ofsink, LLC (the "Escrow Agent"). This opinion is delivered to you pursuant to Section ___ of the Stock Purchase Agreement. Any capitalized term used herein and not otherwise defined shall have the meaning specified for such term in the Stock Purchase Agreement.



         In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by BrightStar and the Investor in the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of BrightStar. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. In making our examination of documents executed by entities other than BrightStar, we have assumed that each other entity had the power, and that each natural person had the capacity, to enter into and perform all its obligations thereunder, the due authorization thereof by each such other entity, the due execution and delivery thereof by each such other entity and natural person, and that each such document constitutes a valid and binding obligation of each such other entity and natural person which is a party thereto, enforceable against such other entity in accordance with its terms.

         As used in this opinion letter, the expression "to our knowledge" or "known to us" means as to matters of fact that we have examined documents in our files and documents made available to us by BrightStar and have made such inquiries of officers of BrightStar as we have deemed necessary, but beyond that we have undertaken no independent investigation or review for the purpose of rendering any of the opinions set forth below. Further, the expression "to our knowledge" or "known to us" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on the transactions referred to in the first paragraph of this opinion. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to render our opinion, we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of BrightStar or the rendering of the opinions set forth below.

         We express no opinion as to matters governed by any laws other than the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America. As you know, we are not licensed to practice law in the State of Delaware, and our opinions herein with respect to the corporate law of Delaware are based solely on our review of the Delaware General Corporation Law as found in a standard compilation of the official statutes of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Stock Purchase Agreement or the transactions contemplated thereby.

         In rendering the opinion set forth in paragraph (a) below as to the valid existence and good standing of BrightStar, we have relied exclusively on certificates of public officials.

         In rendering the opinion set forth in paragraph (f) below, we have relied on the certificate of Joseph A. Wagda, the Chief Executive Officer of BrightStar dated April __, 2005 (the "Opinion Certificate").

         The opinions hereinafter expressed are subject to the following further qualifications:

         (1) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

         (2) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Agreements, and by the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

         (3) We note that our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions, and cover certain items that are not directly or definitively addressed by such authorities.

         (4) We express no opinion as to compliance with applicable securities laws, rules or regulations (including antifraud statutes)

         (5) We express no opinion as to the legality, validity, binding nature or enforceability of any of the Transaction Documents.

         (6) We express no opinion as to Investor's compliance with any law relating to its legal or regulatory status or the nature of Investor's business.

         Based upon and subject to the foregoing, we are of the opinion that:

         BrightStar is a corporation validly existing and in good standing under the laws of Delaware and has the corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted and as it is presently intended to be conducted. BrightStar is qualified to do business as a foreign corporation in the State of California.

         BrightStar has the corporate power and authority to execute, deliver, perform, and observe the provision of, the Transaction Documents to which it is a party and to issue, sell and deliver the Securities

         Each of the Transaction Documents to which BrightStar is a party has been duly authorized, executed and delivered by BrightStar.

         The Certificate of Designations has been duly adopted by the Board of Directors of BrightStar and filed with the Secretary of State of the State of Delaware.

          Upon issuance and delivery against payment therefor in accordance with the Stock Purchase Agreement, all of the Securities will be validly issued, fully paid and nonassessable.

         Except as set forth in Schedule I to the Stock Purchase Agreement, to our knowledge, there is no litigation or proceeding pending against BrightStar which is likely to materially and adversely affect the ability of BrightStar to perform its obligations under the Transaction Documents, or which seeks to prevent the consummation of the transactions contemplated by the Transaction Documents, including the issuance and delivery of the Securities.

          This opinion is furnished to you solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

         Sincerely,

         ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   EXHIBIT D
                           OMNIBUS AGREEMENT RE NOTES

                     Amended April 1, 2005 Omnibus Agreement
                     ---------------------------------------

                                       re
                                       --

               Series 1 Convertible Subordinated Promissory Notes
               --------------------------------------------------


This Amended April 1, 2005 Omnibus Agreement re Series 1 Convertible Subordinated Promissory Notes (this "Amended Agreement") is entered into as of April 11, 2005 by and between BrightStar Information Technology Group, Inc., a Delaware corporation ("BrightStar"), BrightStar Information Technology Services, Inc., a Delaware corporation (the "Company"), Stellar McKim LLC ("Stellar") a Delaware limited liability company and each of the holders of the Notes (as defined below) (each a "Holder" and, collectively, the "Holders").

                                 P R E A M B L E

Whereas, the Company initially issued to the Holders its Series 1 Convertible Subordinated Promissory Notes dated July 26, 2001 (as amended by amendments dated as of October 14, 2003, June 30, 2004 and September 1, 2004 by and between the Company and holders of Series 1 Convertible Subordinated Promissory Notes representing in aggregate outstanding principal amount not less than seventy-five percent (75%) of the aggregate outstanding principal amount of all Series 1 Convertible Subordinated Promissory Notes then outstanding, and including those Series 1 Convertible Subordinated Promissory Notes issued to Holders as payment in kind for interest, the "Notes"); and

Whereas, the Notes are secured pursuant to that certain Security Agreement dated as of July 26, 2001, made by BrightStar and others; and

Whereas BrightStar and Stellar have entered into that certain Offer to Purchase dated March 25, 2005, the form of which is set forth in Exhibit A (the "Purchase Offer") which is subject to the execution of a definitive agreement (the "Definitive Agreement"); and

Whereas BrightStar and Stellar have agreed to modify the terms of Exhibit A to eliminate paragraph 7 thereof pertaining to dilution protection in exchange for increasing to $860,000 the cash to be paid to the Holders for their Notes and increasing by one-half percent the number of fully diluted common shares of BrightStar to be retained by the current holders of BrightStar's common stock, options and warrants (excluding the Holder's warrants) at April 14, 2005; and

Whereas, BrightStar proposes to issue approximately 13.869 million shares to the Holders as consideration for their sale of the Notes and for their surrender of all warrants issued in respect of the Notes, all as provided in the Purchase Offer; and

Whereas the Holders have received information regarding the financial condition of BrightStar and the Company and have had the opportunity to request such additional information regarding BrightStar and the Company as may be material to them in connection with the transactions contemplated by this Amended Agreement and, on the basis of such information received, wish to carry out such transactions;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BrightStar, the Company, the Holders and Stellar hereby agree as follows:

     1. Agreements of Holders Effective Time. Effective upon the satisfaction of the conditions set forth in Section 2 hereof (the "Effective Time"), on or before April 29, 2005 (the "Termination Date," which may be extended from time to time by the written consent of Holders of Notes representing in aggregate outstanding principal amount more than fifty percent (50%) of the aggregate outstanding principal amount of all Notes), each of the Holders hereby:

          a. agrees to sell their Notes to Stellar which shall pay an aggregate of $860,000 in cash for all of the Notes which shall be distributed to the Holders in proportion to the principal balance of their Notes.

          b. agrees that all warrants issued to such Holder in connection with the Notes are cancelled and of no further force or effect.

          c. releases BrightStar, the Company, Stellar, and their respective members, officers, directors, agents, affiliates, successors and assigns from any and all liability or obligation whatsoever in respect of any of the Notes, the Security Agreement or any other document or agreement related thereto, or in respect of any other claim or matter of any nature arising on or prior to the Effective Time (except for obligations arising under this Amended Agreement);

              Each of the Holders agrees to deliver the original Notes, endorsed payable to the order of Stellar, for sale as above provided and surrender to BrightStar the original warrants issued to such Holder in connection with the Notes as above provided, all at such time as is requested by BrightStar in connection with the closing of the transactions contemplated by the Purchase Offer. In addition, upon request by BrightStar, the Company or Stellar, each Holder, at no expense to such Holder, agrees to execute and deliver any and all further documents necessary or appropriate to further confirm and assure the effectiveness and completion of the actions described in clauses a, b, and c above and otherwise to carry out the intent and purposes of this Amended Agreement, including, without limitation, the execution of assignments of financing statements under the Uniform Commercial Code

     2. Conditions to Effectiveness. The agreements of the Holders set forth in Section 1 above shall be effective only upon the prior or contemporaneous satisfaction of the following conditions on or before the Termination Date:

          a. BrightStar, the Company, Stellar and all of the Holders shall have executed this Amended Agreement;

          b. Stellar shall have acquired at least a majority of the voting stock of BrightStar, or securities convertible into, or exchangeable for, a majority of the voting stock of BrightStar; and

          c. The Holders shall have had issued to them by BrightStar approximately 13.869 million shares of BrightStar common stock in proportion to the principal balance of their Notes

     3.   Representations and Warranties of BrightStar and the Holders.

          a. BrightStar and the Company each represents and warrants to each of the Holders and Stellar as follows:

                           i. It is a corporation validly existing under the
              laws of the State of Delaware and has the corporate power to own its assets and to conduct its business as presently conducted.

                           ii. The transactions contemplated by this Amended
              Agreement have been duly authorized on the part of BrightStar.

                           iii. BrightStar's Form 10-K and Form 10-Q reports
              filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2002, are substantially in compliance with the requirements of the Exchange Act, and no statement contained therein contains any untrue statement of a material fact or omits to state any material fact known to BrightStar necessary to make the statements contained therein and therein not misleading.

                  b. The Holders each represent and warrant to Stellar, the
              Company and BrightStar as follows:

                           i. the Holders have received information regarding
              Stellar and its operations and have had the opportunity to request such additional information regarding Stellar as may be material to them in connection with the transactions contemplated by this Amended Agreement and, on the basis of such information received, wish to carry out such transactions

     4. Representations, Warranties and Agreements of Stellar. Stellar represents and warrants to each of the Holders, BrightStar and the Company as follows:

          a. It is a limited liability company validly existing under the laws of the State of Delaware and has the power to own its assets and to conduct its business as presently conducted.

          b. The transactions contemplated by this Amended Agreement, including the purchase of the Notes by Stellar, have been duly authorized, and the person signing this Amended Agreement on behalf of Stellar is duly authorized to enter into this Amended Agreement and bind Stellar to carry out the transactions contemplated by this Amended Agreement; and

          c. Stellar has the financial resources to complete the transactions contemplated by this Amended Agreement independent of the approval or financial support of any third party.

     5. Disclaimers. Each Holder executing this Amended Agreement is doing so based solely on the representations and warranties set forth in Sections 3 and 4 above and the independent determination of such Holder. Except for the representations and warranties set forth in Sections 3 and 4 above, no Holder is relying in any way on statements made by or on behalf of BrightStar, the Company or Stellar, whether made by directors, officers or members of any of them, by members of the Company's Ad Hoc Committee of Note Holders, or by any party acting as a consultant, advisor or attorney for BrightStar, the Company or Stellar. Each Holder recognizes that any and all projections of financial performance of the Company in future periods which may have been furnished to Holders are predictions of future events and thus inherently uncertain, and actual financial performance will differ from such projections. In no event shall any individual have any obligation or liability to any Holder associated with the Notes, the obligations of BrightStar or the Company under the Notes, or the transaction contemplated by this Amended Agreement. Stellar acknowledges that it is not relying on any representation or warranty made by any Holder and that it is purchasing the Notes without recourse to any Holder.

     6. Effectiveness. This Amended Agreement shall become effective upon execution hereof by BrightStar, the Company, Stellar and by Holders whose Notes represent in total one-hundred percent (100%) of the aggregate outstanding principal amount of the Notes. This Amended Agreement, when effective, supersedes and completely replaces the April 1, 2005 Omnibus Agreement re Series 1 Convertible Subordinated Promissory Notes by and among BrightStar, the Company, Stellar and the Holders.

     7. Acknowledgement and Consent of Company. BrightStar and the Company acknowledge the continuation of their obligations under the Notes and the Security Agreement. BrightStar and the Company consent to the transactions contemplated by this Amended Agreement.

     8. Notes Closing. The closing of the sale of the Notes by each Holder to Stellar shall occur not later than the later of the Termination Date or five business days after the closing of the transactions described in the Purchase Offer.

     9. Notes Escrow. BrightStar, Stellar and Guzov Ofsink, LLC (the "Escrow Agent"), counsel to Stellar, intend to enter into a Stock Purchase Agreement relating to the sale of common and preferred stock of BrightStar to Stellar (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Escrow Agent shall act as escrow agent for the Notes, warrants to purchase common stock of BrightStar held by the Holders, common stock to be issued to the Holders pursuant to this Agreement and the cash purchase price to be paid by Stellar to the Holders for the purchase of their Notes. The Holders authorize BrightStar to enter into and perform the escrow provisions of the Stock Purchase Agreement substantially upon the terms set forth in the draft of Section 8 of such agreement set forth as Exhibit B attached hereto.

IN WITNESS WHEREOF, the Parties have executed this Amended Agreement as of the date first written above.

Name of Holder    _________        BrightStar Information Technology Group, Inc.

___________________________        By_____________________
 Name of Holder   _________          Joseph A. Wagda
                  _________          Chief Executive Officer




                                   BrightStar Information Technology Services,
                                   Inc.


                                   By_____________________
                                     Joseph A. Wagda
                                     Chief Executive Officer

                Consent of Other Debtors under Security Agreement
                -------------------------------------------------

Each of the undersigned consents to the completion of each of the transactions contemplated by the foregoing Amended April 1, 2005 Omnibus Agreement re Series 1 Convertible Subordinated Promissory Notes, and acknowledges that property belonging to each of the undersigned will remain subject to liens and security interests to the extent set forth in the Security Agreement (as defined in the foregoing Agreement).

IN WITNESS WHEREOF, each of the undersigned has executed this Amended Agreement as of the date and year first above written.

                               INTEGRATED CONTROLS, INC.




                               By:
                                    --------------------------------------------

                        Print Name:_______________________________

Title:____________________________________



                                "DEBTOR"

                                SOFTWARE CONSULTING SERVICES AMERICA, INC.




                                By:
                                    --------------------------------------------

                        Print Name:_____________________________________________

Title:____________________________________



                                 "DEBTOR"

                                 SOFTWARE INNOVATORS, INC.




                                 By:
                                    --------------------------------------------

                        Print Name:_____________________________________________

Title:____________________________________

                                    EXHIBIT A

                                OFFER TO PURCHASE


Stellar McKim LLC ("SMK") hereby offers to purchase certain securities of BrightStar Information Technology Group, Inc., including its affiliates and subsidiaries, with its principal offices located at 6601 Owens Drive - Suite 115, Pleasanton, CA 94588 ("BrightStar" or the "Company"), under the following terms and conditions:

1. Acquisition


     SMK proposes to purchase from BrightStar newly issued Convertible Preferred Stock of BrightStar and as a result will acquire control of the Company (on an as converted basis) and all of its assets including, but not limited to, the following:

     1. All rights, title and exclusive interest to all patents, trademarks, licenses, trade names, technical processes, know-how or other intellectual property or rights thereto associated with the business of the Company, whether registered or not;

     2. All tangible and intangible property related to the business of the Company including customer lists, business development data, records, goodwill and other intangible assets;

     3. All contracts, letters of intent and other supporting information related to purchases from suppliers, deliveries or other commitments to customers and beneficial partnership or corporate alliances of the Company; and

     4. Any and all other assets of any nature whatsoever that are related to or used in connection with the business of the Company and its goodwill.

2.       Consideration


     The total consideration paid by SMK to BrightStar and noteholders shall include the following elements:

     a) a Cash Purchase Price of $680,000 to acquire from the holders (the "Noteholders") all of the outstanding Series 1 Convertible Subordinated Promissory Notes (the "Notes") of BrightStar Information Technology Services, Inc. ("Services"). Upon closing of the purchase of the Notes, SMK agrees to extend the maturity of the Notes until December 31, 2007. In addition, in consideration of the cancellation of the warrants and conversion rights related to the Notes, BrightStar at closing will issue to the Noteholders an amount of stock (estimated in the aggregate to be approximately 16.7 million shares) which is equal to the number shares of common stock currently outstanding plus the shares underlying the outstanding non-Noteholder warrants and options;

     b) a Cash Purchase Price of $350,000 in exchange for the Series A and Series B preferred stock of the Company as described below, the proceeds of which shall be used to resolve and settle Legacy Liabilities, which include the Company's outstanding credit line, accrued payables, contingent liabilities, legal and accounting fees; in the event that $350,000 exceeds the total legacy liabilities, the remaining cash balance will remain in the Company as working capital;

     c) Upon SMK's cash purchase of the Notes and Preferred Stock, SMK will be entitled to receive from BrightStar: (a) in exchange for $197,762.66 in total consideration, Series A Convertible Preferred Stock convertible into 38,648,278 shares equal to approximately 53.7% of the currently authorized common stock of BrightStar; and (b) in exchange for $152,238.34 in total consideration, Series B Convertible Preferred Stock convertible, upon shareholder approval, into 595,034,440 shares, said shares being equal to an amount of the common stock of BrightStar, such that, upon conversion of the Series A and B Preferred Stock, SMK shall own 95% of the fully diluted stock of BrightStar. The holders at closing of the outstanding common stock (including the shares to be issued to the Noteholders), options and non-Noteholder warrants (together the "Legacy Shares") shall hold the remaining 5% of common shares of BrightStar on a fully diluted, pro-rata basis, subject to the anti-dilution adjustment described below.

     d) SMK will deposit a non-refundable, good faith payment of $50,000 to BrightStar, with such amount to be offset from the $350,000 payment outlined in above, upon the execution of this Offer to Purchase.

3.       Voting Rights

Upon SMK's purchasing of the Series A & B Convertible Preferred Stock, the respective preferred classes will be entitled to vote as shareholders based on the respective ownership percentages on an "as converted" basis pursuant to the purchase of the Series A & B preferred classes.

4. Board of Directors

Upon SMK's purchase of the Series A & B Convertible Preferred Stock, SMK will be entitled to appoint dependent and independent representatives to BrightStar's board to reflect SMK's percentage ownership in BrightStar on an "as converted" basis.

5. Closing Date

The transaction described in this Offer to Purchase shall close no later than 10:00 a.m. EST on the 29th of April, 2005, (the "Closing Date") at the offices of SMK and shall be immediately effective. Both parties agree that the defined Closing Date can be scheduled at an earlier date, upon mutual agreement of both parties.

6. Due Diligence

To the extent reasonably required for the purpose of this Offer to Purchase, and subject to the provisions thereof, and SMK's compliance with that certain Confidentiality Agreement dated effective March 16, 2005 between the Company and Stellar Financial, the Company will cause SMK, its counsel, accountants, investors, lenders, advisors and all other reasonable representatives of SMK ("Representatives") to receive access, during normal business hours, between the date of this offer and the Closing Date, to all of the properties, books, contracts, and records of the Company, and will cause to be furnished to SMK, and its Representatives all such information concerning the affairs of the Company as SMK, or such Representatives may reasonably request. SMK, and its Representatives shall have access to customers and suppliers of the Company for the purpose of gaining information subject to the condition that at least one officer of the Company shall participate in such discussions.

At all reasonable times during normal business hours, SMK, and its Representatives shall have access, prior to the Expiration Date, to discuss the Company's business and affairs with any employee of the Company and the Company's designated advisors.

     If, for any reason and at any time prior to the Closing Date, SMK determines that the results of its due diligence are unsatisfactory, in the sole judgment of SMK, it may terminate this Offer to Purchase.


7.  Purchase Price Adjustments/Anti dilution protection

The Legacy Shares will represent an aggregate of 5% of the fully diluted common shares of BrightStar (if necessary, through an adjustment to the conversion price of the Series A and/or Series B Preferred Stock) until the Market Value of the Legacy Shares is at least $400,000 after an Adjustment Event, which is defined as the earlier of a merger or acquisition with a private operating company to be identified or when BrightStar has raised at least $2 million of equity pursuant to a merger or acquisition transaction. Market Value shall mean the weighted average trading prices of BrightStar's common stock during the 20 consecutive trading-day period commencing 30 Calendar days after the Adjustment Event.

8. Conditions Precedent

The obligation of SMK to complete the purchase of BrightStar shall be subject to the fulfillment or satisfaction of, on or before the Closing Date, each of the following conditions precedent:

     a) Governmental Approvals - All required governmental approvals, if any, necessary for the Closing, for the operations of SMK and the full application of rights in respect to material licenses and agreements in the manner that the Company operated prior to the Transaction shall have been obtained. Affirmation of the continuance of all license rights post-acquisition shall be obtained from BrightStar in writing prior to Closing.

     b) Authorization - BrightStar shall have obtained the approval of a sufficient proportion of its officers and directors with authorization to complete the Transaction and execute related documentation.

     c) Material Adverse Change - There shall have been no material adverse change in the business, assets, operations, or prospects of the Company prior to the Close, relative to the state of the Company as of the date of this Offer to Purchase, and the Company shall notify SMK of any material changes discovered prior to Closing.

     d) Due Diligence - SMK, its investors and lenders shall have concluded its due diligence and found the results acceptable.

     e) Documentation - SMK shall consider acceptable the documentation necessary for Closing the Transaction.

     f) Approval Process - Successful completion of the approval processes of SMK's management and directors.

     g) Audit - Receipt of the audit for the fiscal years ended December 31st of 2004 and 2003, in a form satisfactory to SMK.

     h) Consulting Agreements - Acceptance and execution of existing consulting agreements in order to maintain the normal course of operations of the Company.

9. Securities Purchase and Sale Agreement

     The terms and provisions governing this transaction of purchase and sale shall be contained in a definitive Purchase and Sale Agreement containing such terms and provisions as may be appropriate under the circumstances, including representations and warranties, indemnities, covenants and conditions (including conditions as to any required governmental approvals or consents), such agreement to be subject to the mutual approval of SMK and BrightStar which agreement shall also include, without limitation, the following terms:


     a) Upon execution of this agreement, SMK and BrightStar shall make joint announcements of this transaction to all interested persons, unless both parties consent to single announcement by either party, and BrightStar shall file a Form 8-K in accordance with applicable rules;

     b) The representations and warranties contained in the agreement shall incorporate and re-state those key facts and representations contained in the Confidentiality Agreement dated effective March 16, 2005;.


10.      Exclusivity

     After acceptance of the terms of this Offer to Purchase, the Company shall not directly or indirectly through any director, officer, employee, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any third party, relating to any acquisition or purchase of all or a material portion of the Company's assets, or any equity interest in it, or any transaction, consolidation or business combination with it, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing.

     11.  Other Provisions

The Company shall be precluded from making changes to current levels of compensation and from declaring or paying dividends prior to the Close. The Company shall conduct its business only in the ordinary course and shall not acquire or agree to acquire as part of the business of the Company all or any substantial portion of the assets or business of any other business organization by merger or consolidation, stock purchase or asset purchase without the written approval of SMK.

12. Legal and Other Costs

Each of the parties shall bear their own respective legal and other costs arising in connection with this transaction. It is agreed that SMK will cause its counsel to draft the agreements provided for in this Offer to Purchase.

SMK hereby represents that it currently has the liquid assets to complete the transactions contemplated by this offer without the approval or financial assistance of any third party. This offer will remain open for acceptance by BrightStar 7:00 pm EST on the 25th day of March, 2005.


Stellar McKim LLC


By: ____________________________
         James J. Cahill, Managing Member

ACCEPTANCE


BrightStar Information Technology Group, Inc. hereby accepts the foregoing offer this _____day of March, 2005.

BrightStar Information Technology Group, Inc.


By: ______________________________
         Joseph A. Wagda, Chairman & CEO

                                    Exhibit B
                                       to
                     Amended April 1, 2005 Omnibus Agreement
                     ---------------------------------------

  8. Escrow Provisions.

                  8.1 The Company and Investor hereby appoint Escrow Agent as escrow agent for the Notes being sold by the Noteholders to the Investor pursuant to the Omnibus Agreement, warrant certificates being delivered by the Noteholders for cancellation by the Company (the "Noteholder Warrants") in connection with the sale to the Investor of the Notes, certificates for the Common Stock being issued to the Noteholders in connection with the sale of the Notes (the "Noteholder Stock Certificates") and the purchase price for the Notes (the "Notes Purchase Price") to be paid by the Investor in accordance with the terms and conditions set forth in the Omnibus Agreement and herein, and the Escrow Agent hereby accepts such appointment.

                  8.2 Upon receipt of all of the Notes, Noteholder Warrants (or other instruments which the investor shall have given written notice to the Escrow Agent are acceptable to the Investor) and Noteholder Stock Certificates in connection with the sale of the Notes to the Investor, the Escrow Agent shall promptly deliver to each of the Noteholders, by check or wire transfer, the amount of the Notes Purchase Price to which such Noteholder shall be entitled as set forth in Exhibit G. In the event that the Company fails to deliver to the Escrow Agent prior to June 30, 2005 any one or more of the Notes, the Noteholder Warrants or the Noteholder Stock Certificates, upon receipt of written notice from the Investor, the Escrow Agent shall return the Notes Purchase Price to the Investor, the appropriate Notes and Noteholders Warrant to each Noteholder to the address set forth on Exhibit G and the Noteholders Stock to the transfer agent of the Company for cancellation. Alternatively, at the option of the Investor, the Investor may direct the Escrow Agent by written notice prior to June 30, 2005 to deliver to the Investor the appropriate Notes, to deliver to the Company for cancellation the appropriate Noteholder Warrants and to deliver to each Noteholder the appropriate Noteholder Stock Certificate and the appropriate portion of the Notes Purchase Price as set forth on Exhibit G in order to effectuate the sale to the Investor of some, but less than all of the Notes. In such event, the Escrow Agent shall return only the unpaid Notes Purchase Price to the Investor, the unsold Notes and uncancelled Noteholders Warrants to each Noteholder who has not sold his Note to the address set forth on Exhibit G for such Noteholder and the Noteholders Stock Certificates that were to be delivered to the Noteholders upon sale of their Notes to the transfer agent of the Company for cancellation.

                  8.3 Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto, or to anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person, to perform such person's obligations under any such document. Except for amendments to this Agreement relating to escrowed funds or documents or instruments, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

                  8.4 Escrow Agent shall not be liable to any party or anyone else for any action taken, or omitted to be taken by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent) statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

                  8.5 Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent to the Company, the Investor or the Noteholders pursuant to the provisions hereof.

                  8.6 Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to betaken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                  8.7 Escrow Agent will be indemnified and held harmless by the Investor and the Company from and against all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to willful misconduct or gross negligence by Escrow Agent or breach of this Agreement by Escrow Agent, or the monies or other property held by it hereunder.

                                    EXHIBIT E
            FORM OF PROMISSORY NOTE AND SECURITY AGREEMENT ASSIGNMENT


                PROMISSORY NOTE AND SECURITY AGREEMENT ASSIGNMENT

     For Value Received, each of the undersigned (each an "Assignor" and collectively the "Assignors") does hereby sell, assign, transfer and convey unto Stellar McKim LLC, a Delaware limited liability company (hereinafter called the "Assignee"),its successors and assigns all right, title and interest of Assignor to and under that certain Series I Convertible Secured Promissory Note, dated July 26, 2001, in the original principal amount listed opposite the name of the Assignor on Schedule A attached hereto (each a "Note"), made by BrightStar Information Technology Services, Inc. ("Maker") and payable to the order of Assignor (the original copy of which is being delivered to Assignee herewith).

     Each Assignor further does hereby assign, transfer and convey to Assignee all of the Assignor's rights under that certain Security Agreement dated July 26, 2001 by Maker, BrightStar Information Technology Group, Inc. ("Brightstar"), Software Innovators, Inc. ("SII"), Software Consulting Services America, Inc. ("SCSAI") and Brian R. Blackmarr & Associates, Inc. ("Blackmarr") in favor of Assignors (the "Security Agreement").

     By executing this Assignment, each of Maker, Brightstar, SII, and SCSAI (Blackmarr was liquidated in 2002 and is no longer in existence) hereby consents to the assignment of the Notes and the Assignors' rights under the Security Agreement, agrees to make any and all future payments on the Notes to the Assignee, its successors and assigns and agrees that Assignee shall be treated as the Secured Party under the Security Agreement.

     The parties hereto acknowledge and agree that, as of March 31, 2005, the aggregate outstanding principal amount and interest of the Notes is $1,358,435.22.

     Each Assignor agrees to take such further action and execute all such documents as shall reasonably be required to transfer to Assignee all of the Assignor's right, title and interests in and to the Note being assigned by the Assignor and the Assignor's rights in the Security Agreement. Each Assignor hereby irrevocably appoints Assignee as the Assignor's true and lawful attorney, with full power of substitution, in the name of the Assignor, to sign and file Financing Statement Amendments on Form UCC-3 evidencing the assignment to the Assignee of the security interests granted to Assignor under the Security Agreement.

     This Assignment may be signed in counterparts.

      IN WITNESS WHEREOF, the parties have caused this Promissory Note and Security Agreement Assignment to be executed on their behalf as of the 11th day of April 2005.

ASSIGNORS


-------------------------
 Joseph A. Wagda


-------------------------
 Kevin J. Murphy and Anne M.
     Murphy, Joint Tenants


--------------------------
  Forrest E. Hoglund


--------------------------
  Kenneth A. Czaja


--------------------------
  Thomas S. Krause


--------------------------
  Larry A. Peterson


THE HOGLUND FOUNDATION

By:_________________________
       Name:
       Title:

KAZOKU INVESTMENTS, LTD.

By:___________________________
       Name:
       Title:

NAUSET PROPERTIES, LTD.

By:___________________________
       Name:
       Title:

----------------------------
  George Mellinger Britton




PAUL SCHAEFER DEFINED BENEFIT PENSION PLAN

By:___________________________
       Name:
       Title:


------------------------------
  Steven P. Schaefer


-------------------------------
  Estate of Chris V. Turner


-------------------------------
  G. Nicholas Farwell


-------------------------------
  Stephen Robinson


ALTAMONT CAPITAL MANAGEMENT, INC.

By:___________________________
       Name:
       Title:

MAKER

BRIGHTSTAR INFORMATION TECHNOLOGY SERVICES, INC.


By:_______________________________
       Name:
       Title:

DEBTORS UNDER SECURITY AGREEMENT

BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

By:______________________________
    Name:
    Title:

SOFTWARE INNOVATORS, INC.

By:______________________________
    Name:
    Title:

SOFTWARE CONSULTING SERVICES AMERICA, INC.

By:______________________________
    Name:
    Title:

                                   Schedule A

Name of Note Holder                    Aggregate Principal Amount balance of all
---------------------------            Notes Held by Note Holder
                                       -----------------------------------------


Joseph Wagda                                $57,114.53

Kevin and Anne Murphy, Joint Tenants        $91,383.24

Forrest E. Hoglund                         $228,458.10

Kenneth A. Czaja                            $11,422.90

Thomas S. Krause                            $28,557.27

Larry A. Peterson                           $28,557.27

The Hoglund Foundation                      $85,671.79

Kazoku Investments, Ltd.                    $28,557.27

Nauset Properties, Ltd.                     $114,229.05

George Mellinger Britton                    $114,229.05

Paul Schaefer Defined Benefit
         Pension Plan                      $114,229.05

Steve P. Schaefer                           $57,114.53

Estate of Chris V. Turner                   $39,980.17

G. Nicholas Farwell $114,229.05

Stephen Robinson                            $28,557.27

Altamont Capital Management, Inc.          $115,519.85

                                    EXHIBIT F

                                 Use of Proceeds


                  Creditor                                   Amount


       Jackson Walker                                           $11,495
       Orrick Herrington                                        $65,000
       Tom Hudgins 2004 payable                                 $10,000
       Texas sales tax settlement                               $25,000
       Q-4 2004 Director fees
         Jennifer Barrett                                        $5,500
         Barry Zwahlen                                           $5,500
         Tom Hudgins                                             $5,500
       Litigation accrual                                       $14,551
                                                            ------------
                                                  Subtotal     $142,546
       BFI Finance Line of credit balance                      $157,454
                                                            ------------
       Total to be Paid at closing                             $300,000

       Additional Legacy Payment
       Funds from BearingPoint Check                            $54,610
       Less Wagda's vacation accrual*                           $53,736
                                                            ------------
       Addition to cash on hand                                    $874

       * To be paid to Wagda at or after closing a soon as BearingPoint check ck# 0070116938 is credited by BFI

                                    EXHIBIT G


                                Escrow Provisions



Official Name of Noteholder              Address                                      Aggregate   Number of  Number of
                                                                                       Principal   Warrants   Shares of
                                                                                       Amount of    Held by    Common
                                                                                      Notes to be  Noteholder Stock to
                                                                                      Delivered to and Being     be
                                                                                      Escrow Agent Delivered  Delivered
                                                                                                                 to
                                                                                                              Noteholder
                                                                                                              on Sales
                                                                                                               of Notes
------------------------------------------------------------------------------------------------------------------------
Joseph A. Wagda            547 Blackhawk Drive                Danville    CA  94506    $57,114.53     38,007    629,768
Kevin J. Murphy, Anne M.   125 Alta Vista Way                 Danville    CA
 Murphy, Joint Tenants                                                        94506    $91,383.25     60,810  1,007,628
Forrest E. Hoglund         5910 N. Central Expressway Ste 250 Dallas      TX  75206   $228,458.10    152,020  2,519,071
Kenneth A. Czaja           1141 Lund Ranch Road               Pleasanton  CA  94566    $11,422.90      7,603    125,953
Thomas S. Krause           3891 Picard Avenue                 Pleasanton  CA  94588    $28,557.27     19,004    314,884
Larry A. Peterson          1310 Spears Road                   Houston     TX  77067    $28,557.27     19,004    314,884
The Hoglund Foundation     5910 N. Central Expressway Ste 255 Dallas      TX  75206    $85,671.79     57,008    944,652
Kazoku Investments, Ltd.   P.O. Box 25313                     Dallas      TX  75225    $28,557.27     19,004    314,884
Nauset Properties, Ltd.    3272 Westheimer Road, Suite 3      Houston     TX  77098   $114,229.05     76,011  1,259,535
George Mellinger Britton   3272 Westheimer Road, Suite 3      Houston     TX  77098   $114,229.05     76,011  1,259,535
Paul Schaefer Defind       11892 Summer Home Park Road        Forestville CA
 Benefit Pension Plan                                                         94536   $114,229.05     76,011  1,259,535
Steven P. Schaefer aka     748 Caribou Court                  Sunnyvale   CA
 Steve P. Schaefer                                                            94087    $57,114.54     38,007    629,768
Estate of Chris V. Turner  713 Central Drive                  Colleyville TX  76034    $39,980.17     26,606    440,837
G. Nicholas Farwell        1240 Arbor Road                    Menlo Park  CA  94025   $114,229.05     76,011  1,259,535
Stephen Robinson           3 Hibury                           Houston     TX  77024    $28,557.26     19,004    314,884
Altamont Capital           547 Blackhawk Drive                Danville    CA
 Management, Inc.                                                             94506   $115,519.85     76,872  1,273,768
                                                                                    ------------- ---------- ----------
                                                         Total                      $1,257,810.40    836,993 13,869,121